                                                                      Exhibit 11



                               ALTRIS SOFTWARE, INC.
                   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                     For the year ended December 31,
                                                ---------------------------------------
                                                   1996           1995           1994
                                                -----------   ------------   ----------
Net income (loss) per consolidated
    financial statements                        $(2,448,000)  $(11,830,000)  $  275,000
                                                -----------   ------------   ----------
                                                -----------   ------------   ----------
Primary net income (loss) per share:
Weighted average common shares                    9,250,000      7,026,000    6,857,000
Common stock equivalents:
   Common stock options                                   -              -      135,000
                                                -----------   ------------   ----------
Weighted average shares outstanding               9,250,000      7,026,000    6,992,000
                                                -----------   ------------   ----------
                                                -----------   ------------   ----------
Fully diluted net income (loss) per share:
Weighted average common shares                    9,250,000      7,026,000    6,857,000
Common stock equivalents:
Common stock options                                      -              -      135,000
                                                -----------   ------------   ----------
Weighted average shares outstanding               9,250,000      7,026,000    6,992,000
                                                -----------   ------------   ----------
                                                -----------   ------------   ----------
Net income (loss) per share:
    Primary                                     $     (0.26)  $      (1.68)  $      .04
    Fully diluted                               $     (0.26)  $      (1.68)  $      .04



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